EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-51200, 333-85321, 33-21092, 33-41509,
33-41515, 33-50510, 33-80838 and 33-39091) of CyberOptics Corporation or our
report dated February 2, 2001 on our audit of the consolidated financial statements of CyberOptics Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 2, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

                                       PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 29, 2001